Press Release

CONTACT: Tricia Haugeto

                       (303) 386-1193

thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ACHIEVES CLINICAL MILESTONE IN CELGENE COLLABORATION

Boulder, Colo., (November 30, 2010) — Array BioPharma Inc. (NASDAQ: ARRY) announced today that a $10 million clinical research milestone was achieved in its collaboration with Celgene Corporation (NASDAQ: CELG).  Celgene and Array entered into this research collaboration in September 2007.  Array anticipates initiating a Phase 1 dose escalation trial in cancer patients with ARRY-382, a small molecule cFMS inhibitor, during the first quarter of 2011.  Array is responsible for the continued development of ARRY-382 through Phase 1, and Celgene has an option to obtain exclusive rights to ARRY-382. If Celgene exercises this option, Celgene would be responsible for additional development and commercialization of this drug, and Array would be entitled to receive additional milestones, as well as royalties on sales of the drug.

“Our partnership with Array reflects the important role the cFMS pathway plays in cancer,” said Tom Daniel, M.D., President of Research and Early Development for Celgene Corporation. “Array has expeditiously delivered this promising new agent to IND and we look forward to evaluating its activity in cancer patients as we continue our ongoing collaboration on additional targets.”

In addition, Array continues to work on advancing two preclinical collaboration targets:  TYK2 inhibitors for the treatment of inflammatory disease and PDGFR inhibitors for the treatment of fibrosis.  Under the terms of the collaboration, Celgene has the option to select a total of two programs.

About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the company’s Web site at www.celgene.com.

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About Array BioPharma
Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small-molecule drugs to treat patients afflicted with cancer and inflammatory diseases. Our proprietary drug development pipeline includes clinical candidates that are designed to regulate therapeutically important target proteins and are aimed at significant unmet medical needs. For more information on Array, please go to www.arraybiopharma.com.

Array BioPharma Forward-Looking Statement:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our potential to earn future milestone and royalty payments under our collaboration agreements, expectations that events will occur that will result in greater value for the Company, the potential for the results of ongoing preclinical and clinical trials to support regulatory approval or the marketing success of a drug candidate, our ability to partner our proprietary drug candidates for up front fees, milestone and/or royalty payments, and our future plans to progress, develop our proprietary programs and the plans of our collaborators to progress and develop programs we have licensed to them. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research and development efforts and to create effective, commercially viable drugs; our ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with our dependence on third-party service providers to successfully conduct clinical trials within and outside the United States; our ability to achieve and maintain profitability and maintain sufficient cash resources; the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities; our ability to out-license our proprietary candidates on favorable terms; risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates; the ability of our collaborators and of Array BioPharma Inc. to meet objectives tied to milestones and royalties; our ability to attract and retain experienced scientists and management. We are providing this information as of November 30, 2010. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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